Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating Revenues:
Electric	$1,523	$1,507	$3,864	$3,823
Gas	147	131	819	693

Total operating revenues	1,670	1,638	4,683	4,516

Operating Expenses:
Fuel	236	222	638	648
Purchased power	112	128	335	400
Gas purchased for resale	49	42	432	344
Other operations and maintenance	404	383	1,236	1,229
Depreciation and amortization	187	175	551	528
Taxes other than income taxes	121	121	362	354

Total operating expenses	1,109	1,071	3,554	3,503

Operating Income	561	567	1,129	1,013

Other Income and Expense:
Miscellaneous income	21	20	60	51
Miscellaneous expense	7	5	20	18

Total other income	14	15	40	33

Interest Charges	85	88	266	289

Income Before Income Taxes	490	494	903	757

Income Taxes	194	187	357	288

Income from Continuing Operations	296	307	546	469

Loss from Discontinued Operations, Net of Taxes	(1)	(3)	(3)	(212)

Net Income	295	304	543	257

Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	2	2	5	5

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	294	305	541	464

Discontinued Operations	(1)	(3)	(3)	(212)

Net Income Attributable to Ameren Corporation	$293	$302	$538	$252

Earnings (Loss) per Common Share – Basic:
Continuing Operations	$1.21	$1.26	$2.23	$1.92
Discontinued Operations	-	(0.01)	(0.01)	(0.88)

Earnings per Common Share – Basic	$1.21	$1.25	$2.22	$1.04

Earnings (Loss) per Common Share – Diluted:
Continuing Operations	$1.20	$1.25	$2.21	$1.91
Discontinued Operations	-	(0.01)	(0.01)	(0.88)

Earnings per Common Share – Diluted	$1.20	$1.24	$2.20	$1.03

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6
Average Common Shares Outstanding – Diluted	244.3	245.1	244.3	244.4

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	September 30, 2014	December 31, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$13	$30
Accounts receivable - trade (less allowance for doubtful accounts)	467	404
Unbilled revenue	203	304
Miscellaneous accounts and notes receivable	117	196
Materials and supplies	561	526
Current regulatory assets	199	156
Current accumulated deferred income taxes, net	301	106
Other current assets	66	85
Assets of discontinued operations	15	165

Total current assets	1,942	1,972

Property and Plant, Net	16,991	16,205
Investments and Other Assets:
Nuclear decommissioning trust fund	529	494
Goodwill	411	411
Intangible assets	20	22
Regulatory assets	1,259	1,240
Other assets	724	698

Total investments and other assets	2,943	2,865

TOTAL ASSETS	$21,876	$21,042

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$119	$534
Short-term debt	753	368
Accounts and wages payable	466	806
Taxes accrued	161	55
Interest accrued	105	86
Current regulatory liabilities	132	216
Other current liabilities	350	351
Liabilities of discontinued operations	33	45

Total current liabilities	2,119	2,461

Long-term Debt, Net	5,825	5,504
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,845	3,250
Accumulated deferred investment tax credits	59	63
Regulatory liabilities	1,805	1,705
Asset retirement obligations	385	369
Pension and other postretirement benefits	400	466
Other deferred credits and liabilities	522	538

Total deferred credits and other liabilities	7,016	6,391

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,612	5,632
Retained earnings	1,154	907
Accumulated other comprehensive income	6	3

Total Ameren Corporation stockholders’ equity	6,774	6,544
Noncontrolling Interests	142	142

Total equity	6,916	6,686

TOTAL LIABILITIES AND EQUITY	$21,876	$21,042

AMEREN CORPORATION (AEE)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Nine Months Ended September 30,
	2014	2013

Cash Flows From Operating Activities:
Net income	$543	$257
Loss from discontinued operations, net of taxes	3	212
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	526	500
Amortization of nuclear fuel	70	46
Amortization of debt issuance costs and premium/discounts	16	18
Deferred income taxes and investment tax credits, net	370	258
Allowance for equity funds used during construction	(26)	(26)
Stock-based compensation costs	20	19
Other	(9)	14
Changes in assets and liabilities	(305)	(83)

Net cash provided by operating activities - continuing operations	1,208	1,215
Net cash provided by (used in) operating activities - discontinued operations	(5)	99

Net cash provided by operating activities	1,203	1,314

Cash Flows From Investing Activities:
Capital expenditures	(1,310)	(943)
Nuclear fuel expenditures	(28)	(34)
Purchases of securities - nuclear decommissioning trust fund	(365)	(147)
Sales and maturities of securities - nuclear decommissioning trust fund	354	134
Proceeds from note receivable - Illinois Power Marketing Company	79	-
Contributions to note receivable - Illinois Power Marketing Company	(84)	-
Other	3	(1)

Net cash used in investing activities - continuing operations	(1,351)	(991)
Net cash provided by (used in) investing activities - discontinued operations	139	(42)

Net cash used in investing activities	(1,212)	(1,033)

Cash Flows From Financing Activities:
Dividends on common stock	(291)	(291)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	385	-
Redemptions of long-term debt	(692)	-
Issuances of long-term debt	598	-
Capital issuance costs	(4)	-
Other	1	-

Net cash used in financing activities - continuing operations	(8)	(296)
Net cash used in financing activities - discontinued operations	-	-

Net cash used in financing activities	(8)	(296)

Net change in cash and cash equivalents	(17)	(15)
Cash and cash equivalents at beginning of year	30	209

Cash and cash equivalents at end of period	13	194
Less cash and cash equivalents at end of period - discontinued operations	-	25

Cash and cash equivalents at end of period - continuing operations	$13	$169